             Schedule 14A Information required in proxy statement.
                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
              Securities and Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:

[        ]        Preliminary Proxy Statement
[        ]        Preliminary Additional Materials
[        ]        Confidential, for Use of the Commission Only (as permitted by
                     Rule 14a-6 (e) (2) )
[        ]        Definitive Proxy Statement
[ X      ]        Definitive Additional Materials
[        ]        Soliciting Material Pursuant to Section 240.149-11 ( c) or
                  Section 240.14

                  Morgan Stanley Quality Municipal Income Trust
                  Morgan Stanley Quality Municipal Investment Trust

                  ---------------------------------------------
                  (Name of Registrant as Specified in its Charter)

                  LouAnne D,  McInnis
-------------------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement)

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                                                     1221 Avenue of the Americas
                                                        New York, New York 10020

[MORGAN STANLEY LOGO OMITTED]

                           IMPORTANT NOTICE REGARDING
            PROPORTIONAL VOTING FOR AUCTION RATE PREFERRED SECURITIES

January 10, 2006

The Annual Meetings of Shareholders (the "Meetings") of Morgan Stanley Quality
Municipal Income Trust and Morgan Stanley Quality Municipal Investment Trust
held on October 26, 2005 and adjourned to November 30, 2005 and January 5, 2006, have been further adjourned to solicit additional votes in connection with the proposals outlined in the Notice of Annual Meetings of Shareholders previously mailed to you. The adjourned meetings will be held at 9:30 a.m. on February 15,
2006 at the offices of Morgan Stanley Investment Advisors Inc., 1221 Avenue of
the Americas, 3rd Floor, New York, NY.

YOUR VOTE IS IMPORTANT AND YOUR PARTICIPATION IN THE AFFAIRS OF THE TRUSTS DOES
MAKE A DIFFERENCE.

Please join many of your fellow shareholders and cast your vote. To cast your vote, simply complete the enclosed proxy card and return it in the postage paid envelope provided. As a matter of convenience, you may cast your vote via internet or by telephone. Instructions for casting your vote via the internet or telephone are printed on the enclosed proxy ballot. Additionally, the required control number for either of these methods is printed on the proxy card. If you choose to cast your vote via the internet or telephone, there is no need to mail the card.

We urge you to send in your proxy so that we may vote your shares in accordance with your wishes. We wish to call your attention to the fact that if instructions are not received from you one business day before the day to which the Meetings are adjourned, the proxy may be voted with respect to the matters described in the proxy materials in the same "for" or "against" proportion as voting instructions received from holders of the auction rate preferred securities who have responded to this solicitation. The following conditions must be satisfied before we will vote proportionately:

     1.   A minimum of 30% of the outstanding Auction Rate Preferred Securities have voted on the proposals by the holders of such Auction Rate
          Preferred Securities

     2.   Less than 10% of the outstanding Auction Rate Preferred Securities have voted against the proposals

If you have any questions, please do not hesitate to contact us at
1-800-350-6414.

We appreciate your careful and prompt consideration of this matter.